SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

DELTA PETROLEUM CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DELTA PETROLEUM CORPORATION
370 SEVENTEENTH STREET, SUITE 4300
DENVER, COLORADO 80202
(303) 293-9133

September 18, 2006

Dear Delta Stockholders:

On behalf of the Board of Directors, it is a pleasure to invite you to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, October 17, 2006, in Denver, Colorado in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202.

Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on our operations, followed by a period for questions and discussion.

We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

Thank you for your continued support.

Sincerely,

Roger A. Parker, Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 17, 2006

TO THE STOCKHOLDERS OF DELTA PETROLEUM CORPORATION:

As a stockholder of Delta Petroleum Corporation, a Delaware corporation (“Delta” or the “Company”), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Stockholders, to be held in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, on Tuesday, October 17, 2006 at 10:00 a.m. (MDT) for the following purposes:

1) To elect nine directors;

2) To consider and vote upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3) To transact such other business as may be properly brought before the meeting and any adjournments thereof.

Stockholders of Delta of record at the close of business on September 7, 2006 are entitled to vote at the meeting and all adjournments thereof.

One-third of the outstanding shares of Common Stock of Delta must be represented at the meeting to constitute a quorum. Therefore, all stockholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is Delta’s intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

By Order of the Board of Directors

Roger A. Parker, Chairman of the Board
and Chief Executive Officer

September 18, 2006

PROXY STATEMENT
OF
DELTA PETROLEUM CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 17, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board” or our “Board of Directors”) of Delta Petroleum Corporation (“us,” “our,” “we” or “Delta”) of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) to be held on October 17, 2006, in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, at 10:00 a.m., and at any adjournment thereof. Each stockholder of record at the close of business on September 7, 2006 of shares of our Common Stock, par value $0.01 per share (the “Common Stock”), will be entitled to one vote for each share so held. As of September 7, 2006, there were 53,009,565 shares of Common Stock issued and outstanding.

Shares represented by properly executed proxy cards received by us at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for (i) the election of the nominees for directors and (ii) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

As to any other business which may properly come before the Meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the Meeting by written notice to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting prior to being voted. This Proxy Statement and the enclosed proxy card are expected to be first sent to our stockholders on or about September 18, 2006.

Votes cast in favor of and against proposed actions (whether in person or by proxy) will be counted for us by our Secretary at the Meeting, but this count may be at least partially based upon information tabulated for us by our transfer agent or others. Proxies that include abstentions and broker non-votes will be counted as being present for the purpose of determining whether or not a quorum is present, but will not be counted as votes for or against particular agenda items.

If a quorum is not present at the Meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).

ELECTION OF DIRECTORS
(Proposal 1 of the Proxy)

Our Directors are elected annually by the stockholders to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by our Board of Directors. Our Board has established the size of the Board at nine directors. Our Board is recommending that our nine current directors be reelected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by our Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. We have no reason to expect that any nominee will become unavailable. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of directors.

At the Annual Meeting, the shares of Common Stock represented by proxies will be voted in favor of the election of the nominees named below unless otherwise directed.

The Board of Directors recommends a vote for each of the nominees.

NOMINEES FOR REELECTION AS DIRECTORS TO SERVE
UNTIL NEXT ANNUAL MEETING

			Period of Service
Name	Age	Positions	as a Director

Roger A. Parker	44	Chief Executive Officer and Chairman of the Board	May 1987 to Present
Kevin R. Collins	49	Director	March 2005 to Present
Jerrie F. Eckelberger	61	Director	September 1996 to Present
Aleron H. Larson, Jr.	61	Director	May 1987 to Present
Russell S. Lewis	51	Director	June 2002 to Present
Jordan R. Smith	71	Director	October 2004 to Present
Neal A. Stanley	59	Director	October 2004 to Present
James P. Van Blarcom	44	Director	July 2005 to Present
James B. Wallace	77	Director	November 2001 to Present

The following is biographical information as to the business experience of each of our current Directors and Executive Officers.

Roger A. Parker has been a Director since May 1987 and Chief Executive Officer since April 2002. He served as our President from May 1987 until February 2006 when he resigned to accommodate the appointment of John R. Wallace to that position. He was named Chairman of the Board on July 1, 2005. Since April 1, 2005, he has also served as Executive Vice President and Director of DHS Drilling Company (“DHS”). Mr. Parker also serves as President, Chief Executive Officer and Director of our 91%-owned subsidiary, Amber Resources Company of Colorado (“Amber Resources”). He received a Bachelor of Science in Mineral Land Management from the University of Colorado in 1983. He is a member of the Rocky Mountain Oil and Gas Association and is a board member of the Independent Producers Association of the Mountain States (IPAMS). He also serves on other boards, including Community Banks of Colorado.

Kevin R. Collins has served as Executive Vice President, Finance and Strategy of KFx Inc., Denver, Colorado, since September 2005. KFx Inc. provides environmental and economic solutions to coal-fired power generating facilities and industrial coal users, and is listed on the American Stock Exchange. From 1995 until 2004 he was Executive Vice President and Chief Financial Officer of Evergreen Resources, Inc., a Denver-based oil and gas company. Evergreen Resources was acquired by Pioneer Natural Resources in September 2004. Mr. Collins became a Certified Public Accountant in 1983 and has over 13 years of public accounting experience. He has served as Vice President and a Board Member of the Colorado Oil and Gas Association, President of the Denver Chapter of the Institute of Management Accountants, Director of Pegasus Technologies, Inc. and Board Member and Chairman of the Finance Committee of Independent Petroleum Association of Mountain States. He received his B.S. degree in Business Administration and Accounting from the University of Arizona.

Jerrie F. Eckelberger is an investor, real estate developer and attorney who has practiced law in the State of Colorado since 1971. He graduated from Northwestern University with a Bachelor of Arts degree in 1966 and received his Juris Doctor degree in 1971 from the University of Colorado School of Law. From 1972 to 1975, Mr. Eckelberger was a staff attorney with the Eighteenth Judicial District Attorney’s Office in Colorado. From 1975 to present, Mr. Eckelberger has been engaged in the private practice of law and is presently a member of the law firm of Eckelberger & Jackson, LLC. Mr. Eckelberger previously served as an officer, director and corporate counsel for Roxborough Development Corporation. Since March, 1996, Mr. Eckelberger has engaged in the investment and development of Colorado real estate through several private companies in which he is a principal.

Aleron H. Larson, Jr. has operated as an independent in the oil and gas industry individually and through public and private ventures since 1978. Mr. Larson served as Chairman of the Board, Secretary and Director of the Company, as well as Amber Resources, until his retirement on July 1, 2005, at which time he resigned as Chairman of the Board and as an executive officer of the Company. He ceased to be an officer or director of Amber Resources on January 3, 2006. Mr. Larson practiced law in Breckenridge, Colorado from 1971 until 1974. During this time he was a member of a law firm, Larson & Batchellor, engaged primarily in real estate law, land use litigation, land planning and municipal law. In 1974, he formed Larson & Larson, P.C., and was engaged primarily in areas of law relating to securities, real estate, and oil and gas until 1978. Mr. Larson received a Bachelor of Arts degree in Business Administration from the University of Texas at El Paso in 1967 and a Juris Doctor degree from the University of Colorado in 1970.

Russell S. Lewis is President and CEO of Lewis Capital, LLC, located in Harrisburg, Pennsylvania, which makes private investments in, and provides general business and M&A consulting services to, growth-oriented firms. He has been a member of the Board of the Company since June 2002. From February 2002 until January 2005 Mr. Lewis served as Executive Vice President and General Manager of VeriSign Name and Directory Services (VRSN) Group, which managed a significant portion of the internet’s critical .com and .net addressing infrastructure. For the preceding 15 years Mr. Lewis managed a wireless transportation systems integration company. Prior to that time, Mr. Lewis managed an oil and gas exploration subsidiary of a publicly traded utility and was Vice President of EF Hutton in its Municipal Finance group. Mr. Lewis also served on the boards of directors of Castle Energy Corporation prior to its merger with the Company in April 2006, and Advanced Aerations Systems, a privately held firm engaged in subsurface soil treatment. Mr. Lewis has a BA degree in Economics from Haverford College and an MBA from the Harvard School of Business.

Jordan R. Smith is President of Ramshorn Investments, Inc., a wholly owned subsidiary of Nabors Drilling USA LP that is located in Houston, Texas, where he is responsible for drilling and development projects in a number of producing basins in the United States. He has served in such capacity for more than the past five years. Mr. Smith has served on the Board of the University of Wyoming Foundation and the Board of the Domestic Petroleum Council, and is also Founder and Chairman of the American Junior Golf Association. Mr. Smith received Bachelors and Masters degrees in geology from the University of Wyoming in 1956 and 1957, respectively.

Neal A. Stanley founded Teton Oil & Gas Corporation in Denver, Colorado and has served as its President and sole stockholder since 1991. From 1996 to June 2003, he was Senior Vice President — Western Region for Forest Oil Corporation, Denver, Colorado. Since December 2005, Mr. Stanley has served as a member of the Board of Directors and Compensation Committee for Calgary-based Pure Energy Services Ltd., which is listed on the Toronto Stock Exchange under the symbol PSV. Mr. Stanley has approximately thirty years of experience in the oil and gas business. Since 1995, he has been a member of the Executive Committee of the Independent Petroleum Association of Mountain States, and served as its President from 1999 to 2001. Mr. Stanley received a B.S. degree in Mechanical Engineering from the University of Oklahoma in 1975.

James P. Van Blarcom has been Managing Director of The Payne Castle Group, LLC, which is located in Blue Bell, Pennsylvania and has provided sales solutions business development and government affairs services in the cable, high-speed internet and communications industries since 2004. From 1998 to 2004, he was employed by Comcast Cable Communications Management, LLC, a division of Comcast Corporation, Philadelphia, Pennsylvania, where he served as National Telecommunications Manager, Corporate Telecommunications Manager, and finally as Commercial Development Manager, Comcast High-Speed Internet. Mr. Van Blarcom received a B.A. degree in History from Hobart College in 1984.

James B. Wallace has been involved in the oil and gas business for over 40 years and has been a partner of Brownlie, Wallace, Armstrong and Bander Exploration in Denver, Colorado since 1992. From 1980 to 1992 he was Chairman of the Board and Chief Executive Officer of BWAB Incorporated. Mr. Wallace formerly served as a member of the Board of Directors of Tom Brown, Inc., an oil and gas exploration company, at which time such company was listed on the New York Stock Exchange. He received a B.S. Degree in Business Administration from the University of Southern California in 1951. James B. Wallace is the father of John R. Wallace, the President of Delta.

John R. Wallace, President and Chief Operating Officer, joined Delta in October 2003 as Executive Vice President of Operations and was appointed President in February 2006. Since April 1, 2005, he has also served as Executive Vice President and Director of DHS. Mr. Wallace was Vice President of Exploration and Acquisitions for United States Exploration, Inc. (“UXP”), a Denver-based publicly-held oil and gas exploration company, from May 1998 to October 2003. Prior to UXP, Mr. Wallace served as president of various privately held oil and gas companies engaged in producing property acquisitions and exploration ventures. He received a Bachelor of Science in Geology from Montana State University in 1981. He is a member of the Rocky Mountain Oil and Gas Association, the American Association of Petroleum Geologists and the Independent Producers Association of the Mountain States. Mr. Wallace is the son of James B. Wallace, a Director of the Company. He is 46 years old.

Kevin K. Nanke, Treasurer and Chief Financial Officer, joined Delta in April 1995 as our Controller and has served as the Treasurer and Chief Financial Officer of Amber Resources since 1999. Since April 1, 2005 he has also served as Chief Financial Officer, Treasurer and Director of DHS. Since 1989, he has been involved in public and private accounting with the oil and gas industry. Mr. Nanke received a Bachelor of Arts in Accounting from the University of Northern Iowa in 1989. Prior to working with us, he was employed by KPMG LLP. He is a member of the Colorado Society of CPA’s and the Council of Petroleum Accounting Society. He is 41 years old.

Stanley F. (“Ted”) Freedman has served as Executive Vice President, General Counsel and Secretary since January 1, 2006 and has also served in those same capacities for DHS since that same date. He also serves as Executive Vice President and Secretary of Amber Resources. He graduated from the University of Wyoming with a Bachelor of Arts degree in 1970 and a Juris Doctor degree in 1975. From 1975 to 1978, Mr. Freedman was a staff attorney with the United States Securities and Exchange Commission. From 1978 to the present he has been engaged in the private practice of law, and was a shareholder and director of the law firm of Krys Boyle, P.C. in Denver, Colorado from 1987 until December 31, 2005. He is 58 years old.

All directors will hold office until the next annual meeting of stockholders.

All of our Executive Officers will hold office until the next annual directors’ meeting, or until they are removed by the Board of Directors or they resign. There is no arrangement or understanding among or between any such officers or any persons pursuant to which such officer is to be selected as one of our officers.

BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended June 30, 2005, our Board of Directors met on four occasions either in person or by telephone conference call. During the six month period ended December 31, 2005, our Board of Directors met on three occasions, our Compensation Committee met on six occasions, our Audit Committee met on two occasions and our Nominating & Corporate Governance Committee met on one occasion, all either in person or by telephone conference call. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its committees held in person or by phone during the time each such Director was a member of the Board or of any committee of the Board during these periods.

Directors standing for election are expected to attend the Annual Meeting of Stockholders. All nine of the directors standing for election at the Annual Meeting of Stockholders held on January 31, 2006 attended the meeting.

Our Board currently has three committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. At the present time Messrs. Collins, Eckelberger, Lewis and Smith serve as the Audit Committee. The Board of Directors has determined that Mr. Russell Lewis is an “audit committee financial expert” as that term is defined by SEC rules. Messrs. Eckelberger, Collins, Lewis, Smith and Stanley serve as the Compensation Committee; and Messrs. Smith, Collins, Eckelberger, Lewis and Stanley serve as the Nominating & Governance Committee. Each of these Directors is “independent” as that term is defined by the Nasdaq Stock Market Marketplace Rules.

Our Compensation Committee makes recommendations to our Board in the area of executive compensation. Our Audit Committee is appointed for the purpose of overseeing and monitoring our independent audit process. It is also charged with the responsibility for reviewing all related party transactions for potential conflicts of interest.

The Nominating & Governance Committee makes recommendations to the Board of the persons who shall be nominated for election as Directors. On October 29, 2004, the Board of Directors adopted a charter for the Nominating & Governance Committee. A copy of the charter is available on Delta’s website (www.deltapetro.com). The Nominating Committee has not established any minimum qualifications for persons to be considered for nomination, but will be guided by the following criteria: that the individual be of the highest character and integrity; be free of any conflict of interest that would violate any applicable law or regulation or interfere with proper performance of the responsibilities of a Director; possess substantial and significant experience that would be of particular importance to Delta in the performance of the duties of a Director; have sufficient time available to devote to the affairs of Delta; and have a desire to represent the balanced best interests of the stockholders as a whole.

Stockholders who wish to recommend persons to the Nominating & Governance Committee should submit a letter addressed to the Chairperson of the Nominating & Governance Committee no later than 120 days prior to the date of the next Annual Meeting of Stockholders that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the Committee described above.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Until October 1, 2004 James B. Wallace, Jerrie F. Eckelberger and Joseph L. Castle II served as members of the Compensation Committee. Joseph L. Castle II was Chairman of the Board and Chief Executive Officer of Castle Energy Corporation, which was then a principal stockholder of Delta. Beginning October 1, 2004, the Compensation Committee was composed of Jerrie F. Eckelberger, Russell S. Lewis, John P. Keller, Neal A. Stanley and Jordan R. Smith. Messrs. Lewis and Keller were also directors of Castle Energy Corporation. On July 1, 2005, Kevin R. Collins replaced Mr. Keller on the Compensation Committee.

CODE OF ETHICS

The Board of Directors adopted a Code of Business Conduct and Ethics in November 2003 (and amended in October 2004) which applies to all of the Company’s Executive Officers, Directors and employees. A copy of the Code of Business Conduct and Ethics is available on the Company’s website (www.deltapetro.com) or by writing to our Corporate Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to contact the Board of Directors or specified members or committees of the Board should send correspondence to the Corporate Secretary, Delta Petroleum Corporation, 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202. All communications so received from stockholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the stockholder. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the Director or to the appropriate committee chairman. All stockholders are also encouraged to communicate directly with both Officers and Directors regarding issues affecting the Company at the Annual Meeting of Stockholders.

COMPLIANCE WITH SECTION 16(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file initial reports of securities ownership of Delta and reports of changes in ownership of equity securities of Delta with the Securities and Exchange Commission (“SEC”). Such persons also are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, during the fiscal year ended June 30, 2005 and the six months ended December 31, 2005, our officers and directors complied with all applicable Section 16(a) filing requirements, except as stated below. These statements are based solely on a review of the copies of such reports furnished to us by our officers and directors and their written representations that such reports accurately reflect all reportable transactions.

During the fiscal year ended June 30, 2005, Russell S. Lewis and Jordan R. Smith, Directors, and John R. Wallace, an Executive Officer, each filed one Form 4 reporting two transactions late.

During the six months ended December 31, 2005, Roger Parker, a Director and Executive Officer, filed one Form 4 reporting one non-exempt transaction late, and a Form 5 reporting four gifts late. In addition, Kevin K. Nanke and John R. Wallace, Executive Officers, each filed one Form 4 reporting one transaction late. James P. Van Blarcom, a Director, filed a Form 3 late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
SHAREHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table presents information concerning persons known by us to own beneficially 5% or more of our issued and outstanding voting securities at August 30, 2006. All information is taken from or based upon ownership filings made by such persons with the SEC.

		Amount and Nature
	Name and Address	of Beneficial	Percent
Title of Class(1)	of Beneficial Owner	Ownership	of Class(2)

Common Stock	Sprott Asset Management, Inc. Suite 2700 South Tower Royal Bank Plaza Toronto, Ontario M5J 2J1 Canada	7,565,576 shares	14.27%
Common Stock	Capital Group International, Inc. 111100 Santa Monica Blvd. Los Angeles, CA 90025	6,195,690 shares	11.69%
Common Stock	Capital Research Management Company and SMALLCAP World Fund, Inc. 333 South Hope Street Los Angeles, CA 90071	4,347,500 shares	8.20%
Common Stock	Touradji Capital Management, LP 101 Park Avenue, 48th Floor New York, NY 10178	3,895,963 shares	7.35%
Common Stock	GLG Partners LP 1 Curzon Street London W1J 5HB England	3,672,311 shares (3)	6.92%
Common Stock	Steinberg Asset Management, Inc. 12 East 49th Street, Suite 1202 New York, NY 10017	2,863,965 shares	5.40%

(1)	We have an authorized capital of 300,000,000 shares of $.01 par value Common Stock, of which 53,008,211 shares were issued and outstanding as of August 30, 2006. We also have an authorized capital of 3,000,000 shares of $.01 par value preferred stock, of which no shares are outstanding.

(2)	The percentage set forth after the shares listed for each beneficial owner is based upon total shares of Common Stock outstanding at August 30, 2006 of 53,008,211. The percentage set forth after each beneficial owner is calculated as if any warrants and/or options owned had been exercised by such beneficial owner and as if no other warrants and/or options owned by any other beneficial owner had been exercised. Warrants and options are aggregated without regard to the class of warrant or option.

(3)	Includes 1,904,411 shares of Common Stock and options to purchase 1,767,900 shares of Common Stock held by funds controlled by GLG Partners LP.

Security Ownership of Management

The following table presents information concerning the beneficial ownership of the Executive Officers and Directors of the Company at August 30, 2006:

		Amount and Nature
	Name of	of Beneficial		Percent
Title of Class(1)	Beneficial Owner	Ownership		of Class(2)

Common Stock	Roger A. Parker	1,577,085	(3)	2.97%
Common Stock	Aleron H. Larson, Jr.	580,500	(4)	1.08%
Common Stock	Kevin K. Nanke	577,183	(5)	1.08%
Common Stock	John R. Wallace	319,707	(6)	.60%
Common Stock	Russell S. Lewis	134,159	(7)	.25%
Common Stock	James B. Wallace	104,130	(8)	.20%
Common Stock	Jerrie F. Eckelberger	44,225	(9)	.08%
Common Stock	Stanley F. Freedman	43,100	(10)	.08%
Common Stock	Neal A. Stanley	25,000	(11)	.05%
Common Stock	Jordan R. Smith	22,000	(12)	.04%
Common Stock	Kevin R. Collins	6,000	(13)	.01%
Common Stock	James P. Van Blarcom	6,000	(14)	.01%
Common Stock	All Executive Officers and Directors as a Group (12 persons)	3,438,597	(15)	6.28%

(1)	See Note (1) to preceding table; includes options.

(2)	See Note (2) to preceding table.

(3)	Includes 1,402,085 shares owned by Mr. Parker directly. Also includes options to purchase 175,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(4)	Consists of 6,000 shares of Common Stock owned by Mr. Larson directly. Also includes options to purchase 500,000 shares of Common Stock at $5.29 per share until August 26, 2013, and options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2014. Also includes 4,500 shares held by his daughter.

(5)	Consists of 44,707 shares of Common Stock owned directly by Mr. Nanke; options to purchase 18,726 shares of Common Stock at $1.125 per share until September 1, 2008; options to purchase 13,750 shares of Common Stock at $1.5625 per share until December 12, 2008; options to purchase 55,000 shares of Common Stock at $1.75 per share until May 12, 2009; options to purchase 41,250 shares of Common Stock at $1.75 per share until November 5, 2009; options to purchase 68,750 shares of Common Stock at $3.75 per share until July 14, 2010; options to purchase 55,000 shares of Common Stock at $3.29 until January 9, 2011; options to purchase 55,000 shares of Common Stock at $2.38 per share until October 5, 2011; options to purchase 137,500 shares of Common Stock at $5.29 per share until August 26, 2013; and options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014.

(6)	Includes 32,207 shares of Common Stock owned directly by Mr. John Wallace, options to purchase 200,000 shares at $5.44 per share until December 3, 2013, and options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014. In addition, Mr. Wallace owns an economic interest in 3,876 shares of Common Stock relating to his ownership interest in a family trust.

(7)	Includes 80,159 shares of Common Stock owned directly by Mr. Russell S. Lewis; 20,000 options to purchase shares of Common Stock at $1.87 per share until February 7, 2013; 20,000 options to purchase shares of Common Stock at $2.31 until February 4, 2014; and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(8)	Includes 38,000 shares of Common Stock owned directly by Mr. James B. Wallace; options to purchase 2,500 shares of Common Stock at $2.02 per share until February 5, 2012; options to purchase 20,000 shares of

Common Stock at $1.87 per share until February 7, 2013; options to purchase 20,000 shares of Common Stock at $2.31 until February 4, 2014; and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(9)	Includes 8,000 shares of Common Stock owned directly by Mr. Jerrie F. Eckelberger; options to purchase 725 shares of Common Stock at $2.98 per share until December 31, 2006; options to purchase 20,000 shares of Common Stock at $2.31 until February 4, 2014; and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014. Also includes 1,500 shares held by his children.

(10)	Includes 43,100 shares owned directly by Mr. Freedman.

(11)	Includes 11,000 shares of Common Stock owned directly by Mr. Stanley and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(12)	Includes 8,000 shares of Common Stock owned directly by Mr. Smith and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(13)	Includes 6,000 shares of Common Stock owned directly by Mr. Collins.

(14)	Includes 6,000 shares of Common Stock owned directly by Mr. Van Blarcom.

(15)	Includes all warrants, options and shares referenced in footnotes (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13) and (14) above as if all warrants and options had been exercised and as if all resulting shares were voted as a group.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
				Awards
				Restricted
		Annual Compensation		Stock	Securities		All Other
Name and		Salary	Bonus	Awards(s)	Underlying		Compensation
Principal Position	Period	($)(1)	($)	($)(7)	Options (#)		($)(8)

Roger A. Parker	6 Mos Ended
Chief Executive Officer	12/31/05	$240,000	$152,460	$690,200	—		$28,625
	Year Ended 6/30/05	450,000	340,000	383,500	175,000	(2)	37,000
	Year Ended 6/30/04	340,000	340,000	—	500,000	(2)	41,000
	Year Ended 6/30/03	240,000	272,000	—	—		40,000
John R. Wallace	6 Mos Ended
President and	12/31/05	$120,000	$76,230	$345,100	—		$26,750
Chief Operating Officer	Year Ended 6/30/05	225,000	—	191,750	87,500	(3)	37,000
	Year Ended 6/30/04	150,000	200,000	—	200,000	(3)	—
Kevin K. Nanke	6 Mos Ended
Treasurer and	12/31/05	$120,000	$76,230	$345,100	—		$26,750
Chief Financial Officer	Year Ended 6/30/05	225,000	130,000	191,750	87,500	(4)	37,000
	Year Ended 6/30/04	200,000	200,000	—	250,000	(4)	41,000
	Year Ended 6/30/03	180,000	130,000	—	—		40,000
Aleron H. Larson, Jr.	Year Ended 6/30/05	$300,000	—	$168,740	70,000	(6)	39,000
Chairman(5)	Year Ended 6/30/04	275,000	200,000	—	500,000		41,000
	Year Ended 6/30/03	240,000	192,500	—	—		40,000

(1)	Includes reimbursement of certain expenses.

(2)	Includes options to purchase 175,000 shares of Common Stock at $15.34 per share until December 21, 2014, and options to purchase 500,000 shares of Common Stock at $5.29 per share until August 26, 2013.

(3)	Includes options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014, and options to purchase 200,000 shares of Common Stock at $5.44 per share until December 3, 2013.

(4)	Includes options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014, and options to purchase 250,000 shares of Common Stock at $5.29 per share until August 26, 2013.

(5)	Mr. Larson retired as Chairman on July 1, 2005.

(6)	Includes options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(7)	For the year ended June 30, 2005, the dollar amounts shown represent the value of time-based restricted stock awarded to the named executives under the Company’s 2004 Stock Incentive Plan, as amended, which is calculated by multiplying the total number of restricted shares by the fair market value of Delta’s Common Stock on the date of grant (see below). The fair market values calculated do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The restricted shares vest on the third anniversary of the date of grant. A holder of restricted shares has all the rights of a holder of shares of Common Stock, including the right to receive dividends, if any.

			Fair Market
	Date of	Restricted Shares	Value on Date
Officer	Grant	Granted (#)	of Grant ($/Share)

Roger A. Parker	12/21/04	25,000	$15.34
Aleron H. Larson, Jr.	12/21/04	11,000	$15.34
Kevin K. Nanke	12/21/04	12,500	$15.34
John R. Wallace	12/21/04	12,500	$15.34

For the six months ended December 31, 2005, the dollar amounts shown represent the value of time-based restricted stock awarded to the named executives under the Company’s 2004 Stock Incentive Plan, as amended, which is calculated by multiplying the total number of restricted shares by the fair market value of Delta’s Common Stock on the date of grant (see below). The fair market values calculated do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The restricted shares vest on the third anniversary of the date of grant. A holder of restricted shares has all the rights of a holder of shares of Common Stock, including the right to receive dividends, if any.

			Fair Market
	Date of	Restricted Shares	Value on Date
Officer	Grant	Granted (#)	of Grant ($/Share)

Roger A. Parker	9/15/05	35,000	$19.72
Kevin K. Nanke	9/15/05	17,500	$19.72
John R. Wallace	9/15/05	17,500	$19.72

The table below lists the aggregate number of restricted shares not vested or subject to risk of forfeiture held by the named executive officers and the value of such shares on December 31, 2005. Fair market values are determined by multiplying the number of unvested shares by $21.77, the December 31, 2005 closing price for Delta’s Common Stock.

Officer	Shares (#)	Market Value

Roger A. Parker	35,000	$761,950
Kevin K. Nanke	17,500	$380,975
John R. Wallace	17,500	$380,975

(8)	Represents amounts contributed under the Company’s Simple IRA Plan, Profit Sharing Plan and 401(k) Plan and annual auto allowances.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
					Potential Realizable Value
					at Assumed Annual Rates of
		Percent of Total			Stock Price Appreciation
	Number of Securities	Options Granted to	Exercise		for Option Term(4)
	Underlying Options	Employees in	Price	Expiration	5%	10%
Name	Granted (#)(1)(2)	Fiscal Year(3)	($/Sh)	Date	($)	($)

Roger A. Parker	175,000	16.91%	$15.34	12/21/14	$1,688,268	$4,278,402
Aleron H. Larson, Jr.	70,000	6.77%	$15.34	12/21/14	$675,307	$1,711,361
Kevin K. Nanke	87,500	8.46%	$15.34	12/21/14	$844,134	$2,139,201
John R. Wallace	87,500	8.46%	$15.34	12/21/14	$844,134	$2,139,201

*	There were no option grants during the six months ended December 31, 2005.

(1)	All options granted in fiscal 2005 have a term of ten years and are subject to a three-year vesting schedule, with 33.3% of the options becoming exercisable on each of the first three anniversaries of the date of grant.

(2)	All of the unvested portion of these options vests in connection with certain terminations of employment. See “Employee Contracts, Termination of Employment, and Change of Control Arrangements.”

(3)	The percentage for each year is the amount of stock options granted to each of the named executive officers as a percentage of the total stock options granted to all employees and directors. During fiscal 2005, Delta granted options to employees and directors to purchase a total of 1,034,700 shares.

(4)	These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. The 5% and 10% appreciation rates are established by the Securities and Exchange Commission and are not intended to forecast future appreciation rates for our Common Stock. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of our Common Stock. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of our future stock performance. There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following employment termination, non-transferability, or vesting.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JUNE 30, 2005
AND FY END OPTION VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	in the Money
	Shares		Options at	Options at
	Acquired on	Realized	June 30, 2005 (#)	June 30, 2005 ($)
Name	Exercise(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Roger A. Parker	675,000	$5,616,950	925,000/175,000	$6,695,000/0
Aleron H. Larson, Jr.	1,205,000	$13,787,450	570,000/0	$4,415,000/0
Kevin K. Nanke	—	—	532,476/87,500	$4,775,061/0
John R. Wallace	—	—	50,000/237,500	$434,000/$1,302,000

AGGREGATED OPTION EXERCISES IN SIX MONTHS ENDED
DECEMBER 31, 2005 AND PERIOD END OPTION VALUES

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at	in the Money
	Acquired on	Realized	Dec. 31, 2005 (#)	Options at Dec. 31, 2005 ($)
Name	Exercise(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Roger A. Parker	83,333	$1,169,995	666,667/175,000	$11,035,006/$1,125,250
Aleron H. Larson, Jr.	—	—	570,000/0	$8,690,100/0
Kevin K. Nanke	—	—	444,976/87,500	$8,179,101/$562,625
John R. Wallace	—	—	50,000/227,500	$816,500/$3,012,125

Compensation of Directors

The following table provides information concerning compensation paid to non-employee directors who served on the Board during the calendar year ended December 31, 2005.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2005(1)

Board Retainer	$50,000
Audit Committee Chair Retainer	$10,000
Compensation Committee	$5,000
Other Committees’ Retainer	$2,500
Other Committees’ Chair Retainer	$5,000
Equity Compensation — Restricted Stock(2)	6,000 Shares

(1)	Board and committee retainers are paid in cash.

(2)	Each non-employee director received a fully-vested 6,000 share grant of our restricted Common Stock.

Employment Contracts and Termination of Employment and Change in Control Agreements

On May 5, 2005, we entered into Employment Agreements with the following executive officers: Roger A. Parker, Kevin K. Nanke and John R. Wallace. The initial term of employment under each of the Employment Agreements is through December 31, 2006, and the term of each Employment Agreement will be automatically extended for additional one year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term. The base annual salary for Mr. Parker is $450,000, and the base annual salary for Messrs. Nanke and Wallace is $225,000. Each of these executive officers will also be entitled to bonuses based on a percentage of their base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee.

In the event the employment of any of these executive officers is terminated other than for cause (as defined in the Employment Agreement) or if any of them resigns for “good reason” (as defined in the Employment Agreement), then that executive officer will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus for the three fiscal years preceding the fiscal year in which the termination occurs, but not less than the greater of that executive officer’s (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the termination occurs. In the event that any of these Employment Agreements is not renewed and the executive officer is terminated within 24 months following the last day of employment under the expired Employment Agreement, at the time that his employment is terminated the executive officer will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us during such 24 month period. The Employment Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination.

Also on May 5, 2005, we entered into Change in Control Executive Severance Agreements (“CIC Agreements”) with Messrs. Parker, Nanke and Wallace which provide that, following a change in control of the Company as defined in the CIC Agreements and the termination of employment of the executive officer during the period beginning 6 months prior to and ending 24 months after the change in control, the executive officer would not receive a payment under the Employment Agreement. Instead he would receive a payment equal to three times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of that executive officer’s (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the change in control occurs, in addition to the continuation of certain benefits including medical insurance and other benefits provided to the executive officer for a period of three years. The CIC Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination. The CIC Agreements also provide that if a payment under the CIC Agreements would be subject to excise tax payments, the executive officer will receive a gross up payment equal to such excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and all taxes, including any interest, penalties or income tax imposed on the gross up payment. The CIC Agreements have an initial term through December 31, 2006, and will be automatically extended for additional two year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term.

On January 11, 2006, we entered into an Employment Agreement with Stanley F. Freedman, who became Executive Vice President, General Counsel and Secretary of Delta on January 3, 2006. The initial term of employment under the Employment Agreement commenced effective January 1, 2006 and continues through December 31, 2006. The term of the Employment Agreement will be automatically extended for additional one year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term. The base annual salary for Mr. Freedman is $240,000. He will also be entitled to receive 40,000 shares of restricted Common Stock that will vest three years after the date of grant, and will be entitled to receive bonuses based on a percentage of his base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee.

In the event the employment of Mr. Freedman is terminated other than for cause (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), then he will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of his (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the termination occurs. In the event that his Employment Agreement is not renewed and he is terminated within 24 months following the last day of employment under the expired Employment Agreement, at the time that his employment is terminated he will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us during such 24 month period. The Employment Agreement also includes non-solicitation and non-competition obligations on the part of Mr. Freedman that survive for one year following the date of termination.

Also on January 11, 2006 we entered into a CIC Agreement with Mr. Freedman which provides that, following a change in control of the Company as defined in the CIC Agreement and the termination of his employment within the period beginning 6 months prior to and ending 24 months after a change in control, he would not receive a payment under the Employment Agreement. Instead he would receive a payment equal to three times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of his (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the change in control occurs, in addition to continuation of certain benefits including medical insurance and other benefits provided to him for a period of three years. The CIC Agreement also includes non-solicitation and non-competition obligations that survive for one year following the date of termination. The CIC Agreement also provides that if a payment under the CIC Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Freedman will receive a gross up payment equal to such excise tax payments and all taxes, including any interest, penalties or income tax imposed on the gross up payment. The CIC Agreement is effective as of January 1, 2006 and has an initial term through December 31, 2006. It will be automatically extended for additional two year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term.

Retirement Savings Plan

We adopted a profit sharing plan on January 1, 2002. All employees are eligible to participate and contributions to the profit sharing plan by Delta are voluntary and must be approved by the Board of Directors. Amounts contributed to the Plan will vest over a six year service period.

We adopted a 401k plan effective May 1, 2005. All employees are eligible to participate and make employee contributions once they have met the plan’s eligibility criteria. Under the 401k plan, our employees make salary reduction contributions in accordance with the Internal Revenue Service guidelines. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution which cannot exceed 3% of the employee’s base salary, and 50% of the employee’s elective deferral which exceeds 3% of the employee’s base salary but does not exceed 5% of the employee’s base salary.

For the year ended June 30, 2005, we contributed $291,000 under the plan. For the six months ended December 31, 2005, we contributed $240,000 under the plan.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted Average	Future Issuance Under
	to be Issued Upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	3,231,287	$7.85	494,620
Equity Compensation Plans Not Approved by Stockholders	0	—	36,173

Total	3,231,287		530,793

Stock Performance Graph

The performance graph shown below was prepared using data prepared by CTA Public Relations. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

1. $100 was invested in Common Stock, the Nasdaq Composite Index (U.S.) and the Peer Group (as defined below) on June 30, 2000.

2. The Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

3. Dividends are reinvested on the ex-dividend dates.

The companies that comprise the Peer Group are: Range Resources Corporation; St Mary Land & Exploration Co.; Edge Petroleum Corp.; Plains Exploration & Production Co.; Brigham Exploration Co.; Forest Oil Corp.; Whiting Petroleum Corp.; and Cimarex Energy Co.

COMPARATIVE CUMULATIVE TOTAL RETURNS
DELTA PETROLEUM CORPORATION
NASDAQ COMPOSITE INDEX AND PEER GROUP
(Performance results through December 31, 2005)

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 6/30/00)

Total Return Analysis

	6/30/2000	6/30/2001	6/30/2002	6/30/2003	6/30/2004	6/30/2005	12/31/2005
Delta Petroleum Corp.	$100.00	$116.83	$99.05	$116.32	$341.59	$358.60	$552.88
Peer Group	$100.00	$114.99	$116.00	$133.73	$202.40	$328.56	$400.67
Nasdaq Composite	$100.00	$54.49	$36.89	$40.92	$51.63	$51.86	$55.60

REPORT OF THE COMPENSATION PLAN COMMITTEE
REGARDING COMPENSATION ISSUES

The Compensation Committee is currently comprised of Messrs. Eckelberger, Collins, Lewis, Smith and Stanley. The Committee is responsible for establishing the compensation philosophy policies for Delta’s executive officers and non-employee directors and making recommendations to the full Board of Directors concerning compensation matters. In June 2005, the Board of Directors adopted a charter for the Compensation Committee. A copy of the charter is available on Delta’s website (www.deltapetro.com.)

The Company’s compensation program for its executive officers generally is composed of three principal components: base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards. Dependent on performance, its compensation policy is to offer its executive officers overall compensation packages that are competitive with similar compensation packages offered by other companies in the upper echelon of Delta’s peer group. The goal of the Compensation Committee (or the “Committee”), which makes recommendations to the Board of Directors concerning the Company’s executive compensation program, is to ensure that the Company retains qualified, experienced executives whose financial interests are aligned with those of the stockholders.

During the six months ended December 31, 2005, the Committee retained Pearl Meyer and Partners, an executive compensation consulting firm (“Pearl Meyer”), to assist and advise it in its efforts to establish competitive compensation and incentive programs. The Committee received information from Pearl Meyer with respect to the salaries of executive officers and the annual bonus opportunities and equity award programs of comparable companies. The Committee considered Pearl Meyer’s advice, general industry practice, tax effects and other factors in making its recommendations to the Board of Directors concerning executive compensation for the six months ended December 31, 2005.

Base Salaries:  The Committee’s recommendations concerning base salaries for each of the Company’s executives are determined by taking into consideration performance and compensation paid to key executives by other public oil and gas companies comparable to the Company. In order to determine comparable salary levels paid within the industry, the Committee reviews various information regarding a selected peer group of comparable companies. The salaries paid to the Named Executive Officers in 2005 are stated in the “Summary Compensation Table,” above.

Annual Bonus Incentives:  Performance contributions by key executives are evaluated by several criteria which are considered important to the Company’s success. These criteria are not specifically weighted in the determination of salary increases and bonuses, since the relative importance of such measures may change from year to year and the relative responsibilities of individual executives toward the achievement of corporate objectives may differ. Examples of criteria considered are: (i) revenues and earnings; (ii) oil and gas reserves; (iii) oil and gas production; (iv) obtaining additional equity or debt investments from external sources to implement the Company’s growth strategy; (v) positioning the Company for future growth; and (vi) overall financial management. The bonuses paid to the Named Executive Officers during the six months ended December 31, 2005 for performance during the fiscal year ended June 30, 2005 are stated in the Summary Compensation Table.

Stock-Based Awards:  The Committee also utilizes restricted stock as incentives for executives. In making its recommendations concerning the number of shares of restricted stock to be awarded by the Board of Directors to each executive, the Committee considers the level of responsibility, competitive practice, base salary, and the number of shares and options already owned by the executives as a group relative to the total number of outstanding stock options and shares held by all stockholders. In August of 2005, the Committee granted Roger A. Parker a restricted stock award of 35,000 shares of Common Stock and also granted to each of John R. Wallace and Kevin K. Nanke restricted stock awards for 17,500 shares of Common Stock. To promote a Committee goal of retaining the executive officers, these restricted stock awards will not vest for three (3) years, on July 1, 2008.

Compensation of the Chief Executive Officer:   During the six month transition period ended December 31, 2005, Roger A. Parker, President and Chief Executive Officer, received total compensation of $1,111,285 for his services. This includes the recommendation by the Committee of a salary of $240,000, a bonus of $152,460, a restricted stock award of $692,000 and other compensation of $28,625. In recommending the salary for Mr. Parker for the six months ended December 31, 2005, the Committee considered all of the criteria described above in this report, along with information confirmed by Pearl Meyer indicating that total compensation was within the range of chief executive officers of comparable companies.

During the six months ended December 31, 2005, the Compensation Committee met on five occasions which resulted in the recommendation of utilizing a Capital Management System and Incentive Compensation Plan, together with other relevant factors, as the basis for awarding annual bonus incentives and stock based awards in 2006 for executive performance in the six months ended December 31, 2005.

Section 162(m):  Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), federal income tax deductions of publicly traded companies may be limited to the extent total compensation for certain executive officers exceeds $1,000,000 in any one year. The Compensation Committee intends to make recommendations concerning executive compensation that would preserve the deductibility of compensation in accordance with the requirements of Section 162(m) and related regulations to the extent that it is deemed practical. However, the Company retains the flexibility to award compensation that could exceed such levels under Section 162(m) if it is determined to be in the best interests of the Company.

Respectfully submitted by the Compensation Committee of the Board of Directors:

Jerrie F. Eckelberger, Chairman
Russell S. Lewis
Kevin R. Collins
Jordan R. Smith
Neal A. Stanley

REPORT OF THE AUDIT COMMITTEE

Delta has a standing Audit Committee of the Board of Directors (the “Audit Committee”). The Audit Committee currently consists of Messrs. Collins, Eckelberger, Lewis, and Smith, who are independent (as defined in the Nasdaq listing standards). The Audit Committee operates pursuant to a charter (the “Audit Committee Charter”) approved and adopted by the Board. A copy of the Audit Committee Charter, as restated and amended, was attached to Delta’s Proxy Statement relating to the Annual Meeting of Stockholders held on January 31, 2006. The Audit Committee held four meetings during the fiscal year ended June 30, 2005 and two meetings during the six months ended December 31, 2005. The Audit Committee, on behalf of the Board, oversees Delta’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements and footnotes thereto in Delta’s fiscal 2005 Annual Report on Form 10-K with management and independent public accountants.

The Audit Committee has discussed with Delta’s independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has discussed with Delta’s independent registered public accountants their independence from management and Delta, and received confirmation from them regarding their independence required by the Independence Standards Board Standard No. 1.

Based on the Audit Committee’s review of the foregoing and discussions with management and Delta’s independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Delta’s Transition Report on Form 10-K for the six month period ended December 31, 2005, for filing with the SEC. The Audit Committee also approved the selection of KPMG LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2006.

MEMBERS OF THE AUDIT COMMITTEE:

Kevin R. Collins (Chairman)
Jerrie F. Eckelberger
Russell S. Lewis
Jordan R. Smith

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following lists certain relationships and related party transactions that occurred during the six months ended December 31, 2005 and the fiscal year ended June 30, 2005, as well as transactions that occurred since June 30, 2004 or are currently proposed:

At December 31, 2005, we had $54,000 of receivables from officers and directors. These amounts include drilling costs and lease operating expense on wells owned by the officers and directors and operated by us. The amounts were paid subsequent to the end of our fiscal year.

During fiscal 2001 and 2000, Aleron H. Larson, Jr. and Roger A. Parker guaranteed certain borrowings which have subsequently been paid in full. As consideration for the guarantee of our indebtedness, each officer was assigned a 1% overriding royalty interest (“ORRI”) in the properties acquired with the proceeds of the borrowings. Each of these persons earned approximately $58,000, $105,000, $66,000 and $108,000 for his respective 1% ORRI during the six months ended December 31, 2005 and the fiscal years ended June 30, 2005, 2004 and 2003, respectively.

During the six months ended December 31, 2005 and the fiscal years ended June 30, 2005 and 2004, we used a jet aircraft owned by an entity that is 50% owned by Roger A. Parker, our Chairman of the Board and Chief Executive Officer. We paid that entity a total of $0, $138,000 and $121,000 for the use of that aircraft during the six months ended December 31, 2005 and the fiscal years ended June 30, 2005 and 2004, respectively. These amounts represented the actual costs of the operation of the aircraft.

On September 29, 2005 we acquired an undivided 50% working interest in approximately 145,000 net undeveloped acres in the Columbia River Basin in Washington and purchased an interest in undeveloped acreage in the Piceance Basin in Colorado from Savant Resources, LLC (“Savant”) for an aggregate purchase price of $85.0 million in cash. James B. Wallace, one of our directors, owns approximately a 1.7% interest in Savant, and also serves as a director of Savant.

On November 8, 2005, we entered into an Agreement and Plan of Merger with Castle Energy Corporation, pursuant to which we would acquire Castle Energy by merging Castle Energy with and into DPCA LLC, one of our wholly owned subsidiaries. At such time, Castle Energy held 6,700,000 shares of Delta Common Stock. On April 28, 2006, we completed the acquisition of Castle Energy, and issued 8,500,000 shares of our Common Stock to Castle’s stockholders in the transaction, which, with the retirement of the Delta shares held by Castle, resulted in a net issuance of 1,800,000 shares of Delta Common Stock.

Directors and executive officers have been granted shares of Common Stock and options as disclosed in “Executive Compensation” above.

All past and future and ongoing transactions with affiliates are and will be on terms which our management believes are no less favorable than could be obtained from non-affiliated parties. All future and ongoing loans to our affiliates, officials and stockholders will be required to be approved by a majority vote of disinterested directors after having been pre-approved by the Audit Committee.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2 of the Proxy)

Subject to ratification by our stockholders, the Audit Committee has selected the firm of KPMG LLP, Suite 2300, 707 17th Street, Denver, Colorado 80202, as our independent registered public accounting firm to examine and audit our financial statements for the fiscal year ending December 31, 2006. This firm has audited our financial statements for more than seven years and is considered to be well qualified. The selection of such firm as the Company’s independent registered public accounting firm is being submitted for ratification at the Annual Meeting. Action by stockholders is not required under the law for the appointment of the independent registered public accounting firm, but the ratification of their appointment is being submitted by the Audit Committee in order to give our stockholders an opportunity to vote on the designation of auditors. In the event that a majority of the votes represented at the Annual Meeting are not voted in favor of the appointment of KPMG LLP, the Audit Committee will reconsider its decision.

A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

Principal Accounting Fees and Services

Audit Fees.  The fees billed for professional services rendered by KPMG LLP for the audit of Delta’s financial statements for the six months ended December 31, 2005 and the fiscal years ended June 30, 2005 and 2004, and for the reviews of the financial statements included in Delta’s Forms 10-Q during those periods, amounted to $546,770, $461,000 and $178,000, respectively.

Audit Related Fees.  The fees billed for professional services rendered by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of Delta’s financial statements, that are not included in audit fees above, billed in the six months ended December 31, 2005 and the fiscal years ended June 30, 2005 and 2004, amounted to $25,000, $167,000 and $24,000, respectively.

Tax Fees.  Not Applicable.

All Other Fees.  The fees billed by KPMG LLP during the six months ended December 31, 2005 and the fiscal years ended June 30, 2005 and 2004 for all other services rendered amounted to $0, $0 and $80,000, respectively. These fees were related to consulting services related to compliance with the Sarbanes Oxley Act of 2002.

Audit Committee Pre-Approval Policy.  The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s independent registered public accounting firm be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve permissible non-audit services. During the six months ended December 31, 2005 and the fiscal year ended June 30, 2005, the Audit Committee approved 100% of the non-audit services provided to Delta by the independent registered public accounting firm.

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Any stockholder proposals to be included in the Board of Directors’ solicitation of proxies for the Annual Meeting of Stockholders for the fiscal year ending December 31, 2006 must be received by Stanley F. Freedman, Executive Vice President and Secretary, at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, a reasonable amount of time prior to the time that the proxy materials are to be mailed in connection with that meeting in order to be included in the proxy statement and proxy relating to that meeting. Such proposals must comply with all of the requirements of SEC Rule 14a-8.

In accordance with the Company’s Bylaws, in order for a stockholder to present any matter before the Annual Meeting for the fiscal year ending December 31, 2006 that is not to be included in the proxy statement and proxy, a stockholder’s notice of such matter must be delivered to the Secretary at the Company’s principal offices (see preceding paragraph) not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made.

GENERAL AND OTHER MATTERS

The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Annual Meeting. However, if any other matters are properly brought before the Meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of the Annual Meeting will be paid by us. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by our directors, officers and regular employees. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

AVAILABLE INFORMATION

Upon request of any stockholder, our Transition Report for the six month transition period ended December 31, 2005, filed with the SEC on Form 10-K, including financial statements, will be sent to the stockholder without charge by first class mail within one business day of receipt of such request. All requests should be addressed to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202 or by telephone (303) 293-9133.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

By Order of the Board of Directors

Roger A. Parker, Chairman of the Board and
Chief Executive Officer

September 18, 2006

DELTA PETROLEUM CORPORATION
PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Roger A. Parker and Aleron H. Larson, Jr., or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Delta Petroleum Corporation, to be held in the Georgetown Room of the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202 on Tuesday, October 17, 2006, at 10:00 a.m. (MDT), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

(Check One)
Withhold
		For	Vote

Proposal 1:	To approve the nine nominees to the Board of Directors:
	Roger A. Parker	[ ]	[ ]
	Aleron H. Larson, Jr.	[ ]	[ ]
	Jerrie F. Eckelberger	[ ]	[ ]
	James B. Wallace	[ ]	[ ]
	Russell S. Lewis	[ ]	[ ]
	Kevin R. Collins	[ ]	[ ]
	Jordan R. Smith	[ ]	[ ]
	Neal A. Stanley	[ ]	[ ]
	James P. Van Blarcom	[ ]	[ ]

(Check One)
		For	Against	Abstain

Proposal 2:	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm	[ ]	[ ]	[ ]

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. All prior proxies are revoked. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement.

Signature	Signature (if jointly held)

Print Name	Print Name

Dated	Dated

(Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.